Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fidelity National Financial, Inc.:
We consent to the incorporation by reference in this Form 8-K dated November 9, 2006 and in the registration statements (No. 333-63342, 333-64462, 333-103266, 333-131601, 333-131602, 333-132844 and 333-132845) on Form S-8 and (No. 333-131593) on Form S-3 of Fidelity National Information Services, Inc. (formerly known as Certegy Inc.) of our reports dated March 13, 2006, with respect to the consolidated balance sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of earnings, comprehensive earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Fidelity National Financial, Inc.
/s/ KPMG LLP
November 9, 2006
Jacksonville, Florida
Certified Public Accountants